EXHIBIT 21.1


                              List of Subsidiaries
                                       of
                       SMART CHOICE AUTOMOTIVE GROUP, INC.




               Subsidiary                      State of Incorporation

     American Insurance Group, Inc.                      Florida
     Dealer Development Services, Inc.                   Florida
     Dealers Insurance Services, Inc.                    Florida
     Easy Pay Insurance, Inc.                            Florida
     Eckler Corvette Sales, Inc.                         Florida
     Eckler Industries, Inc.                             Florida
     First Choice Auto Finance, Inc.                     Florida
     First Choice Cocoa 1, Inc.                          Florida
     First Choice Melbourne 1, Inc.                      Florida
     First Choice Stuart 1, Inc.                         Florida
     First Choice Stuart 2, Inc.                         Florida
     Florida Finance Group, Inc.                         Florida
     Liberty Finance Company                             Florida
     Premium Bonding & Ins. Services, Inc.               Florida
     Smart Cars, Inc.                                    Florida
     Smart Choice Holdings, Inc.                         Delaware
     Smart Choice Receivables Holding, Inc.              Delaware
     Team Automobile Sales & Finance, Inc.               Florida
     Wholesale Acquisitions, Inc.                        Florida